Exhibit 99.1
WELLS FARGO AND WACHOVIA
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information and explanatory notes show the impact on the historical financial positions and results of operations of Wells Fargo & Company (Wells Fargo) and Wachovia Corporation (Wachovia) of the merger (Merger) involving Wells Fargo and Wachovia under the purchase method of accounting. Under the purchase method of accounting, the assets and liabilities of Wachovia will be recorded by Wells Fargo at their respective fair values as of the date the Merger is completed. The unaudited pro forma condensed combined financial information combines the historical financial information of Wells Fargo and Wachovia as of and for the nine months ended September 30, 2008, and for the year ended December 31, 2007. The unaudited pro forma condensed combined balance sheet as of September 30, 2008, assumes the Merger was completed on that date. The unaudited pro forma condensed combined statements of income give effect to the Merger as if the Merger had been completed at the beginning of the earliest period presented.
The Merger, which is expected to be completed in the fourth quarter of 2008, provides for the exchange of 0.1991 shares of Wells Fargo common stock for each share of outstanding Wachovia common stock. Each outstanding share of each series of Wachovia preferred stock will be converted into a share of a corresponding series of Wells Fargo preferred stock having terms substantially identical to that series of Wachovia preferred stock. At September 30, 2008, Wells Fargo had three pending acquisitions (exclusive of the Merger) with total assets of approximately $1.6 billion, and it is expected that approximately 5.9 million common shares will be issued upon consummation of these acquisitions. The unaudited pro forma condensed combined information does not give effect to these other pending acquisitions as they are not material to the unaudited pro forma condensed combined financial information, either individually or in the aggregate. In connection with the Merger, Wachovia issued preferred stock to Wells Fargo representing 39.9 percent of the voting power of Wachovia common stock. The unaudited pro forma condensed combined financial information does not give effect to this issuance.
The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:
•	Wells Fargo’s historical unaudited financial statements as of and for the nine months ended September 30, 2008 included in Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008;
•	Wells Fargo’s historical audited financial statements as of and for the year ended December 31, 2007 included in Wells Fargo’s Annual Report on Form 10-K for the year ended December 31, 2007;
•	Wachovia’s historical unaudited financial statements as of and for the nine months ended September 30, 2008 included in Wachovia’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008; and

•	Wachovia’s historical audited financial statements as of and for the year ended December 31, 2007 included in Wachovia’s Annual Report on Form 10-K for the year ended December 31, 2007;
Wachovia’s historical unaudited financial statements as of and for the nine months ended September 30, 2008 and Wachovia’s historical audited financial statements as of and for the year ended December 31, 2007 are included as Exhibit 99.2 to Wells Fargo’s Current Report on Form 8-K to which this exhibit has been filed.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented. The adjustments included in these unaudited pro forma condensed financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors. Further, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded at the time the Merger is completed.

WELLS FARGO AND WACHOVIA
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2008

					Pro forma
(in millions)	Wells Fargo	Wachovia	Adjustments		Wells Fargo
ASSETS
Cash and due from banks	$12,861	$22,233	$—		$35,094
Federal funds sold, securities purchased under resale agreements and other short-term investments	8,093	12,187	—		20,280
Trading assets	9,097	56,000	—		65,097
Securities available for sale	86,882	107,693	(294)	A	194,281
Mortgages held for sale	18,739	2,491	—		21,230
Loans held for sale	635	6,756	—		7,391

Loans	411,049	482,373	(50,607)	B	842,815
Allowance for loan losses	(7,865)	(15,351)	10,372	C	(12,844)

Net loans	403,184	467,022	(40,235)		829,971

Mortgage servicing rights:
Measured at fair value (residential MSRs)	19,184	628	—		19,812
Amortized	433	938	—		1,371
Premises and equipment, net	5,054	7,031	538	D	12,623
Goodwill	13,520	18,353	(3,845)	E	28,028
Other assets	44,679	63,046	13,327	F	121,052

Total assets	$622,361	$764,378	$(30,509)		$1,356,230

LIABILITIES
Noninterest-bearing deposits	$89,446	$55,752	$—		$145,198
Interest-bearing deposits	264,128	363,088	1,769	G	628,985

Total deposits	353,574	418,840	1,769		774,183
Short-term borrowings	85,187	67,867	—		153,054
Accrued expenses and other liabilities	29,293	44,318	(2,294)	H	71,317
Long-term debt	107,350	183,350	(4,184)	I	286,516

Total liabilities	575,404	714,375	(4,709)		1,285,070

STOCKHOLDERS’ EQUITY
Preferred stock	625	9,825	(294)	A	10,156
Common stock	5,788	7,124	(6,415)	J	6,497
Additional paid-in capital	8,348	59,883	(45,920)	J	22,311
Retained earnings	40,853	(22,465)	22,465	J	40,853
Cumulative other comprehensive income (loss)	(2,783)	(4,364)	4,364	J	(2,783)
Treasury stock	(5,207)	—	—		(5,207)
Unearned ESOP shares	(667)	—	—		(667)

Total stockholders’ equity (1)	46,957	50,003	(25,800)		71,160

Total liabilities and stockholders’ equity	$622,361	$764,378	$(30,509)		$1,356,230

(1)	Total stockholders’ equity does not reflect $25 billion in securities issued to the United States Treasury Department on October 28, 2008. See note 7.
See accompanying notes to unaudited pro forma condensed combined financial statements.

WELLS FARGO AND WACHOVIA
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Nine Months Ended September 30, 2008

					Pro forma
(in millions, except per share amounts)	Wells Fargo	Wachovia	Adjustments		Wells Fargo
INTEREST INCOME
Trading assets	$126	$1,508	$—		$1,634
Securities available for sale	3,753	4,547	873	K	9,173
Mortgages held for sale	1,211	151	—		1,362
Loans held for sale	34	365	—		399
Loans	20,906	20,220	2,628	L	43,754
Other interest income	140	1,434	—		1,574

Total interest income	26,170	28,225	3,501		57,896

INTEREST EXPENSE
Deposits	3,676	7,348	—		11,024
Short-term borrowings	1,274	1,330	—		2,604
Long-term debt	2,801	5,514	826	N	9,141

Total interest expense	7,751	14,192	826		22,769

NET INTEREST INCOME	18,419	14,033	2,675		35,127
Provision for credit losses	7,535	15,027	(10,372)	O	12,190

Net interest income (loss) after provision for credit losses	10,884	(994)	13,047		22,937

NONINTEREST INCOME
Service charges on deposit accounts	2,387	2,102	—		4,489
Trust and investment fees	2,263	7,253	—		9,516
Card fees	1,747	513	—		2,260
Other fees	1,562	815	—		2,377
Mortgage banking	2,720	213	—		2,933
Operating leases	365	174	—		539
Insurance	1,493	239	—		1,732
Net gains (losses) on debt securities available for sale	316	(2,991)	—		(2,675)
Net gains (losses) from equity investments	(148)	272	—		124
Other	1,277	(1,915)	—		(638)

Total noninterest income	13,982	6,675	—		20,657

NONINTEREST EXPENSE
Salaries	6,092	4,543	—		10,635
Incentive compensation	2,005	4,293	—		6,298
Employee benefits	1,666	1,348	—		3,014
Equipment	955	879	—		1,834
Net occupancy	1,201	1,137	—		2,338
Operating leases	308	86	—		394
Goodwill impairment	—	24,846	(24,846)	P	—
Intangible amortization	139	296	1,337	Q	1,772
Other	4,473	6,374	—		10,847

Total noninterest expense	16,839	43,802	(23,509)		37,132

INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)	8,027	(38,121)	36,556		6,462
Income tax expense (benefit)	2,638	(4,844)	3,879	R	1,673

NET INCOME (LOSS)	$5,389	$(33,277)	$32,677		$4,789
Dividends on preferred stock	—	427	—		427

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$5,389	$(33,704)	$32,677		$4,362

EARNINGS PER COMMON SHARE	$1.63	$(16.28)			$1.17

DILUTED EARNINGS PER COMMON SHARE	$1.62	$(16.28)			$1.17

DIVIDENDS DECLARED PER COMMON SHARE	$0.96	$1.07			$0.96

Average common shares outstanding	3,309.6	2,070.5	(1,658.3)		3,721.8
Diluted average common shares outstanding	3,323.4	2,080.0	(1,665.9)		3,737.5
See accompanying notes to unaudited pro forma condensed combined financial statements.

WELLS FARGO AND WACHOVIA
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Year Ended December 31, 2007

					Pro forma
(in millions, except per share amounts)	Wells Fargo	Wachovia	Adjustments		Wells Fargo
INTEREST INCOME
Trading assets	$173	$2,062	$—		$2,235
Securities available for sale	3,451	6,097	1,455	K	11,003
Mortgages held for sale	2,150	240	—		2,390
Loans held for sale	70	1,023	—		1,093
Loans	29,040	29,995	5,255	L	64,290
Other interest income	293	2,814	—		3,107

Total interest income	35,177	42,231	6,710		84,118

INTEREST EXPENSE
Deposits	8,152	12,961	(1,767)	M	19,346
Short-term borrowings	1,245	2,849	—		4,094
Long-term debt	4,806	8,291	1,376	N	14,473

Total interest expense	14,203	24,101	(391)		37,913

NET INTEREST INCOME	20,974	18,130	7,101		46,205
Provision for credit losses	4,939	2,261	—		7,200

Net interest income after provision for credit losses	16,035	15,869	7,101		39,005

NONINTEREST INCOME
Service charges on deposit accounts	3,050	2,686	—		5,736
Trust and investment fees	3,149	8,367	—		11,516
Card fees	2,136	581	—		2,717
Other fees	2,292	1,075	—		3,367
Mortgage banking	3,133	141	—		3,274
Operating leases	703	245	—		948
Insurance	1,530	447	—		1,977
Net gains (losses) on debt securities available for sale	209	(278)	—		(69)
Net gains from equity investments	734	759	—		1,493
Other	1,480	(726)	—		754

Total noninterest income	18,416	13,297	—		31,713

NONINTEREST EXPENSE
Salaries	7,762	5,652	—		13,414
Incentive compensation	3,284	4,876	—		8,160
Employee benefits	2,322	1,662	—		3,984
Equipment	1,294	1,098	—		2,392
Net occupancy	1,545	1,343	—		2,888
Operating leases	561	135	—		696
Intangible amortization	158	424	1,980	Q	2,562
Other	5,898	5,203	—		11,101

Total noninterest expense	22,824	20,393	1,980		45,197

INCOME BEFORE INCOME TAX EXPENSE	11,627	8,773	5,121		25,521
Income tax expense	3,570	2,461	1,855	R	7,886

NET INCOME	$8,057	$6,312	$3,266		$17,635
Dividends on preferred stock	—	—	—		—

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$8,057	$6,312	$3,266		$17,635

EARNINGS PER COMMON SHARE	$2.41	$3.31			$4.73

DILUTED EARNINGS PER COMMON SHARE	$2.38	$3.26			$4.68

DIVIDENDS DECLARED PER COMMON SHARE	$1.18	$2.40			$1.18
Average common shares outstanding	3,348.5	1,907.2	(1,527.5)		3,728.2
Diluted average common shares outstanding	3,382.8	1,934.2	(1,549.2)		3,767.8
See accompanying notes to unaudited pro forma condensed combined financial statements.

WELLS FARGO AND WACHOVIA
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
As of and for the Nine Months Ended September 30, 2008, and for the
Year Ended December 31, 2007
Note 1: Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared using the purchase method of accounting, giving effect to the merger involving Wells Fargo & Company (Wells Fargo) and Wachovia Corporation (Wachovia) (Merger) as if it had occurred as of the beginning of the earliest period presented. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position had the Merger been consummated at the beginning of the period presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Certain historical financial information has been reclassified to conform to the current presentation. The Merger, which is expected to be completed in the fourth quarter of 2008, provides for issuance of 0.1991 shares of Wells Fargo common stock for each share of outstanding Wachovia common stock, and is subject to Wachovia shareholder approval. Each outstanding share of each series of Wachovia preferred stock will be converted into a share of a corresponding series of Wells Fargo preferred stock having terms substantially identical to that series of Wachovia preferred stock. At September 30, 2008, Wells Fargo had three pending acquisitions (exclusive of the Merger) with total assets of approximately $1.6 billion, and it is expected that approximately 5.9 million common shares will be issued upon consummation of these acquisitions. The unaudited pro forma information does not give effect to these other pending acquisitions as they are not material to the unaudited pro forma condensed combined financial information, either individually or in the aggregate. In connection with the Merger, Wachovia issued preferred stock to Wells Fargo representing 39.9 percent of the voting power of Wachovia common stock. The unaudited pro forma condensed combined financial information does not give effect to this issuance.
The unaudited pro forma condensed combined financial information includes preliminary estimated adjustments to record assets and liabilities of Wachovia at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein are subject to updates as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the Merger is completed and after completion of thorough analyses to determine the fair value of Wachovia’s tangible and identifiable intangible assets and liabilities as of the date the Merger is completed. Increases or decreases in the estimated fair values of the net assets, commitments, executory contracts, and other items of Wachovia as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Wachovia’s stockholders’ equity including results of operations from October 1, 2008, through the date the Merger is completed will also change the amount of goodwill recorded.

Of total estimated Merger-related charges of $7.9 billion ($5.0 billion after tax), the unaudited pro forma condensed combined balance sheet includes a preliminary estimate of the exit and termination costs of $3.1 billion ($2.0 billion after tax) that will be recorded in purchase accounting. The preliminary estimates of Merger-related charges expected to be incurred to combine the operations of Wells Fargo and Wachovia will result from actions taken with respect to both Wells Fargo and Wachovia operations, facilities and employees. The charges will be recorded based on the nature and timing of these integration actions. Accordingly, the unaudited pro forma condensed combined statements of income do not include the impact of these charges. In addition, the impairment to goodwill that Wachovia recorded for the nine months ended September 30, 2008 has been excluded from income because no goodwill impairment is assumed had the companies combined at the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial statements assume that the Merger will close in fourth quarter 2008. However, if the Merger is consummated on or after January 1, 2009, the Merger will be accounted for under Statement of Financial Accounting Standards (revised 2007), Business Combinations (SFAS 141R). SFAS 141R would require that the purchase price be determined based on Wells Fargo’s closing stock price on the date the Merger is consummated, that the loan portfolio consisting of both impaired loans, as defined, and nonimpaired loans, be recorded at fair value, with no carry-over of the allowance for credit losses, and that contingent assets and liabilities be recorded at fair value. Further, SFAS 141R would require that Merger-related exit and termination costs be recorded to expense as incurred.
Note 2: Accounting Policies and Financial Statement Classifications
The accounting policies of both Wells Fargo and Wachovia are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined. Aside from Wells Fargo’s investment in preferred securities issued by Wachovia, as further discussed below in Note 5, transactions between Wells Fargo and Wachovia are not material in relation to the unaudited pro forma condensed combined financial information.
Note 3: Merger Related Charges
In connection with the Merger, the plan to integrate Wells Fargo’s and Wachovia’s operations is still being developed. The total integration costs have been preliminarily estimated to be approximately $7.9 billion ($5.0 billion after tax). The specific details of these plans will continue to be refined over the next several months. Currently, our merger integration team is assessing the two companies’ operations, including information systems, premises, equipment, benefit plans, supply chain methodologies, service contracts and personnel to determine optimum strategies to realize cost savings. Our merger integration decisions will impact certain existing Wachovia facilities (both leased and owned), information systems, supplier contracts and costs associated with the involuntary termination of personnel. Additionally, as part of our formulation of the merger integration plan, certain actions regarding existing Wells Fargo information systems, premises, equipment, benefit plans, supply chain methodologies, supplier contracts and involuntary termination of personnel may be taken. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. We expect that such decisions will be completed after the Merger. The estimated non-recurring charge consists of the following:

(in billions)
Costs associated with systems integration, operations and customer conversions	$4.2
Employee-related expense	1.8
Branch and administrative site consolidations, name change and signage	1.9

7.9
Income tax benefit	(2.9)

Total estimated non-recurring charges	$5.0

Note 4: Estimated Annual Cost Savings
The unaudited pro forma condensed combined financial information does not reflect any benefit expected from revenue enhancements or derived from potential cost savings related to the Merger. Although management anticipates revenue enhancements and annual cost savings of approximately $5.0 billion before taxes that will result from the Merger, there can be no assurance these items will be achieved.
Note 5: Pro Forma Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current assumptions and valuations which are subject to change.
Balance Sheet Adjustments

A	Securities available for sale and preferred securities were adjusted by $0.3 billion to reflect Wells Fargo’s investment in preferred securities of Wachovia that will be eliminated in consolidation.

B	Loans were adjusted by $50.6 billion, to recognize $39.2 billion of credit losses related to impaired loans under AICPA Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer (SOP 03-3), and to adjust all loans by $11.4 billion to reflect current interest rates and spreads and reverse prior purchase accounting adjustments recorded by Wachovia.

C	Allowance for loan losses was adjusted by $10.4 billion, to reflect the reduction of Wachovia’s existing allowance for loan losses for loans subject to SOP 03-3 life of loan write downs.

D	Premises and equipment were adjusted by $0.5 billion to reflect fair value adjustments for real property.

E	Goodwill was adjusted by $3.8 billion to reflect the write off of Wachovia’s historical goodwill of $18.3 billion and establish new goodwill of $14.5 billion estimated as the result of the Merger.

F	Other assets were adjusted by $13.3 billion consisting of increases in identifiable intangibles of $10.9 billion for estimated core deposit and other relationship intangibles, including intangibles for retail brokerage and asset management, and deferred tax assets of $13.0 billion. Offsetting these increases are fair value adjustments of $4.4 billion and the Wells Fargo net deferred tax liability reclassification of $6.2 billion.

G	Interest-bearing deposits were adjusted by $1.8 billion to reflect current interest rates and spreads and to reverse prior purchase accounting adjustments recorded by Wachovia.

H	Other liabilities were adjusted by $2.3 billion, primarily to record estimated exit reserves offset by a reclassification of Wells Fargo’s net deferred tax liability of $6.2 billion to other assets.

I	Long term debt was adjusted by $4.2 billion to reflect current interest rates and spreads.

J	Historical stockholders’ equity of Wachovia has been eliminated and consolidated stockholders’ equity has been adjusted to reflect Wells Fargo’s capitalization of Wachovia.
Income Statement Adjustments

K	Interest income from securities available for sale has been adjusted to estimate the accretion of discount on the par value of securities in excess of fair value.

L	Interest income from loans has been adjusted to estimate the accretion of the purchase accounting adjustment related to current interest rates.

M	Interest expense from deposits for 2007 has been adjusted to estimate the amortization of the purchase accounting adjustment related to current interest rates.

N	Interest expense from long-term debt has been adjusted to estimate the accretion of the purchase accounting adjustment related to current interest rates.

O	Provision for credit losses for 2008 has been adjusted to reflect the reduction of Wachovia’s existing allowance for loan losses by $10.4 billion related to impaired loans.

P	Goodwill impairment of $24.8 billion recorded by Wachovia in 2008 has been eliminated as the impairment is assumed to have not been recognized had the companies combined at the earliest period presented.

Q	Intangible amortization expense has been adjusted to estimate the amortization of incremental identifiable intangible assets recognized.

R	Income tax expense reflects adjustment to consolidated effective tax rate of 25.9% and 30.9% for 2008 and 2007, respectively.
Note 6: Pro Forma Earnings Per Share
The pro forma combined earnings and diluted earnings per share for the respective periods presented are based on the combined weighted average number of common and diluted potential common shares of Wells Fargo and Wachovia. The number of weighted average common shares, including all diluted potential common shares, reflects the exchange of 0.1991 shares of Wells Fargo common stock for each share of Wachovia stock. Amounts used in the determination of the pro forma basic and diluted earnings per share are as follows:

	For the	For the
	nine months ended	year ended
(in millions, except per share amounts)	September 30, 2008	December 31, 2007
Pro forma net income	$4,789	$17,635
Less: Preferred stock dividends	427	—

Income available to common stockholders	$4,362	$17,635

EARNINGS PER COMMON SHARE
Average common shares outstanding	3,721.8	3,728.2

Per share	$1.17	$4.73

DILUTED EARNINGS PER COMMON SHARE
Average common shares outstanding	3,721.8	3,728.2
Add: Stock options	14.2	38.4
Restricted share rights	1.5	1.2

Diluted average common shares outstanding	3,737.5	3,767.8

Per share	$1.17	$4.68

At September 30, 2008 and December 31, 2007, options to purchase 197.4 million and 20.3 million shares, respectively, were outstanding but not included in the calculation of diluted earnings per common share because the exercise price was higher than the market price (antidilutive).

Note 7: Capital Issuance
Effective October 28, 2008, at the request of the United States Treasury Department (Treasury), Wells Fargo issued $25 billion of securities to the Treasury, consisting of preferred stock and common stock warrants, all of which are classified as Tier I capital for regulatory purposes.
Note 8: Preliminary Purchase Accounting Allocation
The unaudited pro forma condensed combined financial information reflects the issuance of approximately 430 million shares of Wells Fargo common stock totaling approximately $14.7 billion. Each outstanding share of each series of Wachovia preferred stock will be converted into one share of a corresponding series of Wells Fargo preferred stock having terms substantially identical to that series of Wachovia preferred stock. The Merger will be accounted for using the purchase method of accounting; accordingly Wells Fargo’s cost to acquire Wachovia will be allocated to the assets (including identifiable intangible assets) and liabilities of Wachovia at their respective estimated fair values as of the Merger date. Accordingly, the pro forma purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values as summarized in the following table:

(in billions, except per share amount)	September 30, 2008
Pro Forma purchase price
Wachovia common stock and equivalents (1)	2.161
Exchange ratio	0.1991

Total shares of Wells Fargo stock exchanged	0.430
Purchase price per share of Wells Fargo common stock (2)	$34.13

		$14.7
Wachovia preferred stock converted to Wells Fargo preferred stock		9.8

Total pro forma purchase price		24.5

Preliminary allocation of the pro forma purchase price
Wachovia stockholders’ equity		50.0
Wachovia goodwill and intangible assets		(20.2)
Adjustments to reflect assets acquired and liabilities assumed at fair value:
Loans, net		(40.2)
Premises and equipment, net		0.5
Intangible assets		12.8
Other assets		(4.3)
Deposits		(1.8)
Accrued expenses and other liabilities (exit, termination and other liabilities)		(4.0)
Long-term debt		4.2
Deferred taxes		13.0

Fair value of net assets acquired		10.0

Preliminary pro forma goodwill resulting from the Merger		$14.5

(1)	Includes 24 million shares of restricted stock.

(2)	The value of Wells Fargo common stock was determined by averaging the closing price of Wells Fargo common stock for the five trading days during the period October 1, 2008 through October 7, 2008.